Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated June 1, 2021 relating to the consolidated financial statements of dMY Technology Group, Inc. III which is contained in that Prospectus, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

October 1, 2021